UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2005

PROCERA NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-49862	33-0974674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 C Cooper Court
Los Gatos, California 95032

(Address of principal executive offices)

(408) 354-7200

(Registrant's telephone number, including area code)

N/A

(Former Name or Former Address if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Part of the information in this Report, including the exhibit, is being furnished pursuant to Item 7.01 of Form 8-K and General Instruction B.2 thereunder.  Such information in Section 7.01 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 12, 2005, a majority of the issued and outstanding shares of Procera Networks, Inc. approved of increasing the number of authorized shares of Common Stock from 50,000,000 to 100,000,000 and increasing the number of authorized shares of Preferred Stock from 5,000,000 to 15,000,000. On or about October 14, 2005, Procera Networks, Inc. filed a Certificate of Amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada (the “Certificate of Amendment”). The Certificate of Amendment amends the Company’s Articles of Incorporation, as amended, by increasing the number of authorized shares of Common Stock from 50,000,000 to 100,000,000 and increasing the number of authorized shares of Preferred Stock from 5,000,000 to 15,000,000. The Certificate of Amendment became effective on October 13, 2005. The Certificate of Amendment is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On October 12, 2005, at 9:30 a.m. PST, Procera Networks, Inc. had its Annual Meeting and the President, Doug Gladder, made a presentation to the shareholders. A copy of the presentation is furnished herewith as Exhibit 99.2.

Item 8.01	Other Events.

On October 12, 2005, a majority of the issued and outstanding shares of Procera Networks, Inc. ratified amending the 2004 Procera Networks, Inc. Stock Option Plan to increase the number of shares available for grant from 2,500,000 to 5,000,000. A copy of the 2004 Stock Option Plan, as amended, is filed as Exhibit 99.3 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

99.1	Certificate of Amendment.
99.2	Presentation made to the shareholders at the 2005 Annual Meeting.
99.3	2004 Stock Option Plan, as amended.

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: October 12, 2005	PROCERA NETWORKS, INC.,
a Nevada corporation

By: /s/ Douglas Glader

Title: President & CEO